Investor Contacts:	Media Contacts:
Carol K. Nelson, CEO Rob Disotell, CCO 425.339.5500 www.cascadebank.com	Paul Kranhold / Diane Henry Sard Verbinnen & Co 415.618.8750	NEWS RELEASE

Cascade Financial Corporation Appoints Marion R. Foote to Board of Directors

Everett, WA – April 22, 2010 – Cascade Financial Corporation (NASDAQ:  CASB), parent company of Cascade Bank, today announced that it has appointed Marion R. (“Robin”) Foote to its board of directors.  Ms. Foote was appointed by Cascade’s board of directors and will stand for election at the company’s next annual meeting of shareholders on Tuesday, June 22, 2010.

“Robin has extensive commercial banking and marketing experience with a deep background in financial services and we are pleased to add someone of her caliber to our board of directors,” said David Duce, Chair of Cascade’s Corporate Governance and Nominating Committee. “Her wide ranging business experience and prior public board service will be a valuable asset to Cascade.”

“Cascade is a venerable franchise in the local community, distinguished by its talented employees, solid branch network, strong, growing deposit base, and longstanding commitment to excellent customer service, and I am very pleased to be joining as a director,” said Ms. Foote. “While it is a challenging time for all community banks operating in the Pacific Northwest, Cascade has a vital role to play in the local economy in the years ahead.”

Ms. Foote, a resident of Bellingham, Washington, is currently a Managing Director and Partner at New York based Novantas, LLC, an international consulting company serving the financial services industry.  She has worked for more than 28 years in the industry, including a 16 year career in commercial banking, holding senior executive level positions at Bank of America and First Chicago/NBD (now part of JP Morgan Chase).  She has over 12 years of experience as a Managing Director in firms specializing in consulting with financial services companies, focusing on creating value through profitable deposit and loan growth, targeted market and wallet share gains, distinctive relationship development programs, and improved customer loyalty, profitability and experience.

She has held board positions with a wide range of business, civic and community groups, including current service as a director of Saturna Trust Company, a subsidiary of Saturna Capital, headquartered in Bellingham, Washington.  Ms. Foote also serves as a Board Member and Treasurer of St. Joseph’s Hospital Foundation, Bellingham, Washington.  She is an advisory director of privately-held Diacor, Inc., and a former director of CFSBdirect (now part of E*Trade) and chaired its Audit and Compensation Committees while it had public ownership.

Ms. Foote earned a Bachelor of Arts degree in the Economics Honors Program from Smith College, where she graduated Magna Cum Laude, Phi Beta Kappa in 1967 and a Masters in Business Administration from Harvard Business School where she graduated with High Distinction as a Baker Scholar in 1969.

About Cascade Financial

Established in 1916, Cascade Bank, the only operating subsidiary of Cascade Financial Corporation, is a state chartered commercial bank headquartered in Everett, Washington.  Cascade Bank has proudly served the Puget Sound region for over 90 years and operates 22 full service branches in Everett, Lynnwood, Marysville, Mukilteo, Shoreline, Smokey Point, Issaquah, Clearview, Woodinville, Lake Stevens, Bellevue, Snohomish, North Bend, Burlington and Edmonds.

In October 2009, Cascade Bank was named Favorite Snohomish County Company in the fourth annual NW.Jobs.com People’s Picks awards.  In June 2009, Cascade was ranked #55 on the Seattle Times’ Northwest 100 list of public companies.  In April 2010, Cascade was ranked #8 on the Puget Sound Business Journal’s list of largest bank companies headquartered in the Puget Sound area.

Forward-Looking Statements

Certain of the statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Reform Act.  CASB’s actual results may differ materially from those included in the forward-looking statements.  Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “intend,” “may increase,” “may fluctuate,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could.”  These forward-looking statements involve risks and uncertainties including, but not limited to, economic conditions, portfolio growth, the credit performance of the portfolios, including bankruptcies, and seasonal factors; changes in general economic conditions including the performance of financial markets, prevailing inflation and interest rates, realized gains from sales of investments, gains from asset sales, and losses on commercial lending activities; results of various investment activities; the effects of competitors’ pricing policies, of changes in laws and regulations on competition and of demographic changes on target market populations’ savings and financial planning needs; industry changes in information technology systems on which we are highly dependent; failure of acquisitions to produce revenue enhancements or cost savings at levels or within the time frames originally anticipated or unforeseen integration difficulties; the adoption by CASB of an FFIEC policy that provides guidance on the reporting of delinquent consumer loans and the timing of associated credit charge-offs for financial institution subsidiaries; and the resolution of legal proceedings and related matters.  In addition, the banking industry in general is subject to various monetary and fiscal policies and regulations, which include those determined by the Federal Reserve Board, the Federal Deposit Insurance Corporation, and state regulators, whose policies and regulations could affect CASB’s results.  These statements are representative only on the date hereof, and CASB undertakes no obligation to update any forward-looking statements made.

Transmitted on Globe Newswire on April 22, 2010 at 1:39 p.m. PDT.